Exhibit 10.8

FORM OF SEVENTH AMENDMENT TO

AGREEMENT OF LIMITED PARTNERSHIP OF

AMERICAN HOMES 4 RENT, L.P.

DESIGNATION OF [        ]% SERIES C PARTICIPATING PREFERRED UNITS

April [•], 2014

Pursuant to Section 4.2 and Section 14.1.B of the Agreement of Limited Partnership of American Homes 4 Rent, L.P., as amended by the First Amendment, dated as of December 31, 2012, the Second Amendment, dated as of February 28, 2013, the Third Amendment, dated as of June 10, 2013, the Fourth Amendment, dated as of June 10, 2013, the Fifth Amendment, dated as of October 24, 2013, and the Sixth Amendment, dated as of  December 27, 2013 (collectively, the “Partnership Agreement”), the General Partner hereby amends the Partnership Agreement as follows in connection with the issuance to American Homes 4 Rent (“AH4R”) of [        ]% Series C Participating Preferred Units (as defined below) of American Homes 4 Rent, L.P. (the “Partnership”) in exchange for the contribution by AH4R of the net proceeds from the public offering of [        ]% Series C Participating Preferred Shares of beneficial interest, par value $0.01 per share, of AH4R (the “[        ]% Series C Participating Preferred Shares”):

1.             Designation and Number.  A series of Preferred Units (as defined below), designated the “[        ]% Series C Participating Preferred Units,” is hereby established.  The number of [        ]% Series C Participating Preferred Units shall be [•].  The [        ]% Series C Participating Preferred Units are being issued to AH4R in connection with the issuance by AH4R of [        ]% Series C Participating Preferred Shares.  The designations, preferences and other rights of the [        ]% Series C Participating Preferred Units contained in this Seventh Amendment are intended to be substantially similar to the designations, preferences and other rights (except voting rights) contained in the Articles Supplementary for the [        ]% Series C Participating Preferred Shares, and AH4R shall interpret this Seventh Amendment in a manner to consistent with such intent.

2.             Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Partnership Agreement. The following defined terms used in this Seventh Amendment to the Partnership Agreement shall have the meanings specified below:

“Absence of Suitable Indices Event” shall have the meaning provided in the Articles Supplementary (as defined below).

“Absence of Suitable Indices Redemption Right” shall have the meaning provided in Section 7(e)(i).

“Adjusted Value” shall have the meaning provided in Section 7(c)(ii).

“Articles Supplementary” means the Articles Supplementary dated [•], 2014 to the Articles of Amendment and Restatement of Declaration of Trust of AH4R designating the [        ]% Series C Participating Preferred Shares.

“Change of Control” shall have the meaning provided in the Articles Supplementary.

“Change of Control Conversion Date” shall have the meaning provided in the Articles Supplementary.

“Change of Control Conversion Right” shall have the meaning provided in Section 9(d)(i).

“Class A Shares” means the Class A Shares of AH4R.

“Class A Share Price” shall have the meaning provided in the Articles Supplementary.

“Conversion Date” shall have the meaning provided in Section 9(c)(ii).

“Distribution Record Date” shall have the meaning provided in Section 5(a).

“Final Liquidation Preference” shall have the meaning provided in Section 6(a).

“HPA Amount” shall have the meaning provided in the Articles Supplementary.

“Initial Liquidation Preference” means $25.00 per [        ]% Series C Participating Preferred Unit.

“Junior Preferred Units” shall have the meaning provided in Section 4.

“NYSE” shall have the meaning provided in the Articles Supplementary.

“Original Issue Date” means [•], 2014, the first date of issue of any [        ]% Series C Participating Preferred Units.

“Parity Preferred Units” shall have the meaning provided in Section 4.

“Preferred Return” shall have the meaning provided in Section 5(a).

“Preferred Unit Distribution Payment Date” shall have the meaning provided in Section 5(a).

“Preferred Units” means all Partnership Interests designated as preferred units by the General Partner from time to time in accordance with Section 4.2 of the Partnership Agreement.

“Redemption Date” shall have the meaning provided in section 7(c)(i).

“Regular Redemption Right” shall have the meaning provided in Section 7(c)(i).

“Senior Preferred Units” shall have the meaning provided in Section 4.

“Share Cap” shall have the meaning provided in the Articles Supplementary.

“Special Redemption Price” shall have the meaning provided in Section 7(d)(i).

“Special Redemption Right” shall have the meaning provided in Section 7(d)(i).

“VWAP” shall have the meaning provided in the Articles Supplementary.

3.             Maturity.  The [        ]% Series C Participating Preferred Units have no stated maturity and will not be subject to any sinking fund or mandatory redemption except as provided in Sections 7(e) and 9(e).

4.             Rank.  The [        ]% Series C Participating Preferred Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, rank (a) senior to all Class A Units, Class B Units, LTIP Units, and any class or series of Partnership Units expressly designated as ranking junior to the [        ]% Series C Participating Preferred Units as to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership (collectively, the “Junior Preferred Units”); (b) on a parity with any class or series of Partnership Units issued by the Partnership expressly designated as ranking on a parity with the [        ]% Series C Participating Preferred Units as to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership (the “Parity Preferred Units”); and (c) junior to any class or series of Partnership Units issued by the Partnership expressly designated as ranking senior to the [        ]% Series C Participating Preferred Units as to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership (the “Senior Preferred Units”).  The term “Partnership Units” does not include convertible or exchangeable debt securities of the Partnership, which will rank senior to the [        ]% Series C Participating Preferred Units prior to conversion or exchange.  The [        ]% Series C Participating Preferred Units will also rank junior in right of payment to the Partnership’s existing and future indebtedness.

5.             Distributions.

(a)           Subject to the preferential rights of holders of any class or series of Senior Preferred Units of the Partnership, the holders of [        ]% Series C Participating Preferred Units shall be entitled to receive, when, as and if authorized by the General Partner and declared by the Partnership, out of funds of the Partnership legally available for payment of distributions, cumulative cash distributions at the applicable annual rate (the “Preferred Return”):

	Original Issue Date to but excluding Mar- 31, 2021	On and after Mar-31, 2021
Distribution Rate:	[ ]% per annum on the Initial Liquidation Preference

10.000% per annum on the sum of: the Initial Liquidation Preference plus the HPA Amount (as calculated with respect to the period ended Dec-31, 2020) (if the HPA Amount for such period is a positive number) per [        ]% Series C Participating Preferred Unit

Distributions on the [        ]% Series C Participating Preferred Units shall accrue and be cumulative from (and including) the Original Issue Date and shall be payable quarterly, in equal amounts, in arrears, on the last day of each March, June, September and December of each year (each, a “Preferred Unit Distribution Payment Date”); provided, however, if any Preferred Unit Distribution Payment Date is not a business day, then the distribution which would otherwise have been payable on such Preferred Unit Distribution Payment Date may be paid on the next succeeding business day with the same force and effect as if paid on such Preferred Unit Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Preferred Unit Distribution Payment Date to such next succeeding business day.  “Business day” shall mean any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required to close.  A “distribution period” shall mean the period commencing from, and including, the Preferred Unit Distribution Payment Date to, but excluding, the next succeeding Preferred Unit Distribution Payment Date.  The initial distribution period shall be the period from, and including, the Original Issue Date to, but excluding, June 30, 2014 to holders of record of the [        ]% Series C Participating Preferred Units as of June 15, 2014.  The amount of any distribution payable on the [        ]% Series C Participating Preferred Units for any partial distribution period will be prorated and computed on the basis of twelve 30-day months and a 360-day year.  Distributions will be payable in arrears to holders of record of the [        ]% Series C Participating Preferred Units as they appear on the records of the Partnership at 5:00 P.M., New York time, on the applicable record date, which shall be the March 15, June 15, September 15, or December 15 immediately preceding the Preferred Unit Distribution Payment Date.  If such record date is not a Business Day, the record date shall be the immediately preceding Business Day (each, a “Distribution Record Date”).

(b)           No distributions on the [        ]% Series C Participating Preferred Units shall be authorized by the General Partner or declared, paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the General Partner or the Partnership, including any agreement relating to the indebtedness of any of them, prohibits such authorization, declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)           Notwithstanding anything to the contrary contained herein, distributions on the [        ]% Series C Participating Preferred Units will accrue whether or not the restrictions referred to in Section 5(b) exist, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared.  For the avoidance of doubt, no distributions on the [        ]% Series C Participating Preferred Units shall accrue on any HPA Amount prior to March 31, 2021.

(d)           Except as provided in Section 5(e) below, no distributions shall be declared and paid or set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to, any Class A Units, Class B Units, LTIP Units, Parity Preferred Units or Junior Preferred Units of the Partnership (other than a distribution paid in units of, or options, warrants or rights to subscribe for or purchase units of, Class A Units, Class B Units, LTIP Units or Junior Preferred Units) for any period, nor shall Class A Units, Class B Units, LTIP Units, Parity Preferred Units or Junior Preferred Units be redeemed, purchased or otherwise acquired for any consideration, nor shall any funds be paid or made available for a sinking fund for the redemption of any such units by the Partnership, directly or indirectly (except by conversion into or exchange for, or options, warrants or rights to purchase or subscribe for, Class A Units, Class B Units, LTIP Units or Junior Preferred Units, and except for purchases or exchanges pursuant to a purchase or exchange offer made on the same terms to all holders of [        ]% Series C Participating Preferred Units and all holders of Parity Preferred Units), unless full cumulative distributions on the [        ]% Series C Participating Preferred Units for all past distribution periods shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment.

(e)           When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) on the [        ]% Series C Participating Preferred Units and any Parity Preferred Units, all distributions declared on the [        ]% Series C Participating Preferred Units and any Parity Preferred Units shall be declared pro rata so that the amount of distributions declared per [        ]% Series C Participating Preferred Unit and such Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per [        ]% Series C Participating Preferred Unit and such Parity Preferred Units (which shall not include any accrual in respect of unpaid distributions on any Parity Preferred Units for prior distribution periods if such Parity Preferred Units do not have a cumulative distribution) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on [        ]% Series C Participating Preferred Units which may be in arrears.

(f)            Holders of [        ]% Series C Participating Preferred Units shall not be entitled to any distribution, whether payable in cash, property or units of the Partnership, in excess of full cumulative distributions on the [        ]% Series C Participating Preferred Units as provided above.  Any distribution made on the [        ]% Series C Participating Preferred Units shall first be credited against the earliest accrued but unpaid distributions due with respect to such units which remains payable.  Accrued but unpaid distributions on [        ]% Series C Participating Preferred Units will accumulate as of the Preferred Unit Distribution Payment Date on which they first become payable or on the date of redemption, as the case may be.

(g)           For the avoidance of doubt, in determining whether a distribution (other than upon voluntary or involuntary liquidation), redemption or other acquisition of the Partnership Units is permitted under Delaware law, no effect shall be given to the amounts that would be needed, if the Partnership were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Partnership Units whose preferential rights are superior to those receiving the distribution.

6.             Liquidation Preference.

(a)           Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, before any distribution or payment shall be made to the holders of any Class A Units, Class B Units, LTIP Units, or Junior Preferred Units, the holders of the [        ]% Series C Participating Preferred Units then outstanding shall be entitled to be paid, or have the Partnership declare and set apart for payment, out of the assets of the Partnership legally available for distribution to its Partners after payment or provision for payment of all debts and other liabilities of the Partnership and any liquidation preference owing in respect of any Senior Preferred Units, a liquidation preference in cash or property at fair market value, as determined by the General Partner, the sum of: (i) the Initial Liquidation Preference, (ii) the HPA Amount (if positive), and (iii) an amount per unit equal to any accrued and unpaid distributions to, but excluding, the date of payment or the date the amount for payment is set apart for payment (the “Final Liquidation Preference”).

(b)           If upon any such voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the available assets of the Partnership are insufficient to pay the full amount of the Final Liquidation Preference on all outstanding [        ]% Series C Participating Preferred Units and the corresponding amounts payable on all outstanding Parity Preferred Units, then the holders of [        ]% Series C Participating Preferred Units and Parity Preferred Units shall share ratably in any such distribution of assets in proportion to the full amount of the Final Liquidation Preference to which they would otherwise be respectively entitled.

(c)           Until March 31, 2021, the HPA Amount payable upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, shall be subject to a cap as provided in Section 6(e) of the Articles Supplementary.

(d)           Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to the holders of the [        ]% Series C Participating Preferred Units and any Parity Preferred Units, any other series or class or classes of Junior Preferred Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the [        ]% Series C Participating Preferred Units and any Parity Preferred Units shall not be entitled to share therein.

(e)           After payment of the full amount of the Final Liquidation Preference to which they are entitled, holders of [        ]% Series C Participating Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

(f)            For the avoidance of doubt, the consolidation or merger of the Partnership with or into another entity, the merger of another entity with or into the Partnership, a statutory unit exchange by the Partnership or the sale, lease, transfer or conveyance of all or substantially all of the assets or business of the Partnership shall not be considered a liquidation, dissolution or winding up of the affairs of the Partnership.

(g)           Notice of liquidation, dissolution or winding up of the Partnership shall be consistent with the notice procedures set forth in Section 5(d) of the Articles Supplementary.

7.             Redemption.

(a)           The [        ]% Series C Participating Preferred Units are not redeemable except as otherwise provided in this Section 7.

(b)           Until March 31, 2021, the HPA Amount payable upon any redemption shall be subject to a cap as provided in Section 6(e) of the Articles Supplementary.

(c)           Redemption by the Partnership.

i.      After March 31, 2018 but prior to March 31, 2021, if and when AH4R exercises its option to redeem [        ]% Series C Participating Preferred Shares as provided in Section 7(a)(i) of the Articles Supplementary, the Partnership will redeem all but not less than all of the [        ]% Series C Participating Preferred Units (no partial redemptions are permitted), for cash, at a redemption price equal to the Final Liquidation Preference to, but excluding, the date fixed for redemption (such date, the “Redemption Date”) (such right, the “Regular Redemption Right”).

ii.   At any time on or after March 31, 2021, if and when AH4R exercises its option to redeem [        ]% Series C Participating Preferred Shares as provided in Section 7(a)(ii) of the Articles Supplementary, the Partnership, will redeem all but not less than all of the [        ]% Series C Participating Preferred Units (no partial redemptions are permitted), for cash, at a redemption price equal to the Initial Liquidation Preference, plus the HPA Amount calculated with respect to the period ended December 31, 2020 (if the HPA Amount for such period is a positive number) (the “Adjusted Value”), plus any accrued and unpaid distributions on the [        ]% Series C Participating Preferred Units to, but excluding, the Redemption Date.

iii.Unless full cumulative distributions on all [        ]% Series C Participating Preferred Units shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, the Partnership shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for

the redemption of, any [        ]% Series C Participating Preferred Units (except by conversion into or exchange for, or options, warrants or rights to purchase or subscribe for Class A Units, Class B Units, LTIP Units or Junior Preferred Units of the Partnership); provided, however, that the foregoing shall not prevent the redemption or purchase of [        ]% Series C Participating Preferred Units by the Partnership in order to ensure that the General Partner remains qualified as a REIT for federal income tax purposes, or the purchase or acquisition of [        ]% Series C Participating Preferred Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding [        ]% Series C Participating Preferred Units.

iv.           Immediately prior to any redemption of [        ]% Series C Participating Preferred Units, the Partnership shall pay, in cash, any accrued and unpaid distributions on the [        ]% Series C Participating Preferred Units to, but excluding, the Redemption Date, unless a Redemption Date falls after a Distribution Record Date and prior to the corresponding Preferred Unit Distribution Payment Date, in which case each holder of [        ]% Series C Participating Preferred Units at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such units on the corresponding Preferred Unit Distribution Payment Date (including any accrued and unpaid distributions for prior distribution periods) notwithstanding the redemption of such units before such Preferred Unit Distribution Payment Date.  Except as provided above, the Partnership will make no payment or allowance for unpaid distributions, whether or not in arrears, on [        ]% Series C Participating Preferred Units for which a notice of redemption has been given.

v.              Notice of redemption of the [        ]% Series C Participating Preferred Units shall be consistent with the notice procedures set forth in Section 7(a)(iii)(A) of the Articles Supplementary.

vi.           Holders of [        ]% Series C Participating Preferred Units to be redeemed shall surrender such [        ]% Series C Participating Preferred Units at the place or places designated in such notice and, upon surrender of the units, such [        ]% Series C Participating Preferred Units shall be redeemed by the Partnership at the redemption price plus any accrued and unpaid distributions payable upon such redemption.  If notice of redemption of any of the [        ]% Series C Participating Preferred Units has been given and if the funds necessary for such redemption have been set apart by the Partnership for the benefit of the holders of any [        ]% Series C Participating Preferred Units so called for redemption, then, from and after the Redemption Date, distributions will cease to accrue on such [        ]% Series C Participating Preferred Units, such [        ]% Series C Participating Preferred Units shall no longer be deemed outstanding and all rights of the holders of such [        ]% Series C Participating Preferred Units will terminate, except the right to receive the redemption price and any accrued and unpaid distributions to, but excluding, the Redemption Date; provided, however, if the Redemption Date falls after a Distribution Record Date and prior to the corresponding Preferred Unit Distribution Payment Date, each holder of [        ]% Series C Participating Preferred Units so called for redemption at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such units on the corresponding Preferred Unit Distribution Payment Date notwithstanding the redemption of such units before such Preferred Unit Distribution Payment Date.

vii.        All [        ]% Series C Participating Preferred Units redeemed or otherwise acquired by the Partnership in any manner whatsoever shall be retired and reclassified as authorized but unissued Preferred Units, without designation as to class or series, and may thereafter be reissued as any class or series of Preferred Units in accordance with the applicable provisions of the Partnership Agreement.

(d)           Special Redemption Right upon a Change of Control.

i.                  Upon the occurrence of a Change of Control, if and when AH4R exercises its option to redeem [        ]% Series C Participating Preferred Shares as provided in Section 7(b)(i) of the Articles Supplementary, the Partnership will redeem all but not less than all of the [        ]% Series C Participating Preferred Units (no partial redemptions are permitted) at any time within 120 days after the date on which the Change of Control has occurred (the “Special Redemption Right”), for cash equal to the Final Liquidation Preference, to, but excluding, the Redemption Date (the “Special Redemption Price”).  If, prior to the Change of Control Conversion Date, the Partnership exercises its Regular Redemption Right, Special Redemption Right, or Absence of Suitable Indices Redemption Right in connection with a Change of Control, holders of the [        ]% Series C Participating Preferred Units shall not be permitted to exercise their Change of Control Conversion Right (as defined in Section 9(d)(i) below).

ii.               Unless full cumulative distributions on all [        ]% Series C Participating Preferred Units shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, the Partnership shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any [        ]% Series C Participating Preferred Units (except by conversion into or exchange for, or options, warrants or rights to purchase or subscribe for Class A Units, Class B Units, LTIP Units or Junior Preferred Units of the Partnership); provided, however, that the foregoing shall not prevent the redemption or purchase of [        ]% Series C Participating Preferred Units by the Partnership in order to ensure that the General Partner remains qualified as a REIT for federal income tax purposes, or the purchase or acquisition of [        ]% Series C Participating Preferred Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding [        ]% Series C Participating Preferred Units.

iii.            Immediately prior to any redemption of [        ]% Series C Participating Preferred Units, the Partnership shall pay, in cash, any accrued and unpaid distributions on the [        ]% Series C Participating Preferred Units to, but excluding, the Redemption Date, unless a Redemption Date falls after a Distribution Record Date and prior to the corresponding Preferred Unit Distribution Payment Date, in which case each holder of [        ]% Series C Participating Preferred Units at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such units on the corresponding Preferred Unit Distribution Payment Date (including any accrued and unpaid distributions for prior distribution periods) notwithstanding the redemption of such units before such Preferred Unit Distribution Payment Date.  Except as provided above, the Partnership will make no payment or allowance for unpaid distributions, whether or not in arrears, on [        ]% Series C Participating Preferred Units for which a notice of redemption has been given.

iv.           Notice of redemption of the [        ]% Series C Participating Preferred Units shall be consistent with the notice procedures set forth in Section 7(b)(ii)(A) of the Articles Supplementary.

v.              Holders of [        ]% Series C Participating Preferred Units to be redeemed shall surrender such [        ]% Series C Participating Preferred Units at the place or places designated in such notice and, upon surrender of the units, such [        ]% Series C Participating Preferred Units shall be redeemed by the Partnership at the redemption price plus any accrued and unpaid distributions payable upon such redemption.  If notice of redemption of any of the [        ]% Series C Participating Preferred Units has been given and if the funds necessary for such redemption have been set apart by the Partnership for the benefit of the holders of any [        ]% Series C Participating Preferred Units so called for redemption, then, from and after the Redemption Date, distributions will cease to accrue on such [        ]% Series C Participating Preferred Units, such [        ]% Series C Participating Preferred Units shall no longer be deemed outstanding and all rights of the

holders of such [        ]% Series C Participating Preferred Units will terminate, except the right to receive the redemption price and any accrued and unpaid distributions to, but excluding, the Redemption Date; provided, however, if the Redemption Date falls after a Distribution Record Date and prior to the corresponding Preferred Unit Distribution Payment Date, each holder of [        ]% Series C Participating Preferred Units so called for redemption at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such units on the corresponding Preferred Unit Distribution Payment Date notwithstanding the redemption of such units before such Preferred Unit Distribution Payment Date.

vi.           All [        ]% Series C Participating Preferred Units redeemed or otherwise acquired by the Partnership in any manner whatsoever shall be retired and reclassified as authorized but unissued Preferred Units, without designation as to class or series, and may thereafter be reissued as any class or series of Preferred Units in accordance with the applicable provisions of the Partnership Agreement.

(e)           Redemption upon Absence of Suitable Indices Event

i.                  If, following an Absence of Suitable Indices Event, AH4R exercises its option to redeem the [        ]% Series C Participating Preferred Shares as provided in Section 7(c) of the Articles Supplementary, the Partnership shall redeem all of the [        ]% Series C Participating Preferred Units for cash at a redemption price equal to the Final Liquidation Preference (the “Absence of Suitable Indices Redemption Right”).

ii.               Notice of redemption of the [        ]% Series C Participating Preferred Units shall be consistent with the notice procedures set forth in Section 7(c)(ii)(A) of the Articles Supplementary.

iii.            Upon any redemption of the [        ]% Series C Participating Preferred Units, the Partnership shall pay any accrued and unpaid distributions in arrears for any distribution period ending on or prior to the redemption date. If a redemption date falls after a Distribution Record Date for a [        ]% Series C Participating Preferred Unit distribution payment and prior to the corresponding Preferred Unit Distribution Payment Date, then each holder of the [        ]% Series C Participating Preferred Units at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such [        ]% Series C Participating Preferred Units on the corresponding Preferred Unit Distribution Payment Date notwithstanding the redemption of such [        ]% Series C Participating Preferred Units before such Preferred Unit Distribution Payment Date. Except as provided above, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on any [        ]% Series C Participating Preferred Units called for redemption.

iv.           If full cumulative distributions on the [        ]% Series C Participating Preferred Units and any other series or class or classes of Parity Preferred Units have not been paid or declared and set apart for payment, except as otherwise permitted under the Partnership Agreement, the Partnership may not purchase, redeem or otherwise acquire [        ]% Series C Participating Preferred Units or any Parity Preferred Units other than in exchange for Parity Preferred Units.

v.              On and after the date fixed for redemption, distributions shall cease to accrue on the [        ]% Series C Participating Preferred Units called for redemption (except that, in the case of a redemption date after a Distribution Record Date and prior to the related Preferred Unit Distribution Payment Date, holders of [        ]% Series C Participating Preferred Units on the applicable Distribution Record Date will be entitled on such Preferred Unit Distribution Payment Date to receive the distribution payable on such shares on the corresponding Preferred Unit Distribution Payment Date), such shares shall

no longer be deemed to be outstanding and all rights of the holders of such shares as holders of [        ]% Series C Participating Preferred Units shall cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.

8.             Voting Rights.  Holders of the [        ]% Series C Participating Preferred Units will not have any voting rights.

9.             Conversion.

(a)           The [        ]% Series C Participating Preferred Units are not convertible or exchangeable for any other property or securities except as otherwise provided in this Section 9.

(b)           Until March 31, 2021, the HPA Amount payable upon any conversion shall be subject to a cap as provided in Section 6(e) of the Articles Supplementary.

(c)           Conversion by the Partnership.

i.                  After March 31, 2018, if and when AH4R exercises its option to convert [        ]% Series C Participating Preferred Shares as provided in Section 11(a) of the Articles Supplementary, the Partnership will convert all (no partial conversions are permitted) of the [        ]% Series C Participating Preferred Units into Class A Units in the Partnership in accordance with this Section 9.

ii.               If such one-time conversion occurs after March 31, 2018 but before March 31, 2021, the formula for determining the conversion ratio per [        ]% Series C Participating Preferred Unit shall be equal to: (A) the sum of (1) the Initial Liquidation Preference, (2) the HPA Amount for the relevant period (if positive), and (3) any accrued and unpaid distributions thereon to, but excluding, the 4th business day following the notice of conversion (the “Conversion Date”), divided by (B) the VWAP on the date the notice of conversion is issued.

iii.            If such one-time conversion occurs at any time on or after March 31, 2021, the Partnership will convert all but not less than all (no partial redemptions are permitted) of the [        ]% Series C Participating Preferred Units using a conversion formula equal to: (A) the Adjusted Value, plus any accrued and unpaid distributions thereon to, but excluding, the Conversion Date, divided by (B) the VWAP on the date the notice of conversion is issued.

iv.           The foregoing shall not prevent the conversion of [        ]% Series C Participating Preferred Units by the Partnership in order to ensure that the General Partner remains qualified as a REIT for federal income tax purposes.

v.              No fractional Class A Units shall be issued upon conversion of the [        ]% Series C Participating Preferred Units.  In lieu of fractional units, holders of the [        ]% Series C Participating Preferred Units shall be entitled to receive the cash value of such fractional units based on the applicable per share VWAP.

(d)           Conversion Upon a Change of Control.

i.                  Upon the occurrence of a Change of Control, each holder of the [        ]% Series C Participating Preferred Units shall have the right (the “Change of Control Conversion Right”), subject to the Special Redemption Right of the Partnership, to convert some or all of the [        ]% Series C Participating Preferred Units held by such holder on the relevant Change of Control Conversion Date into a number of Class A Units per [        ]%

Series C Participating Preferred Unit equal to the lesser of (A) the quotient obtained by dividing (1) the sum of (x) the Initial Liquidation Preference, plus (y) the HPA Amount for the relevant period (if positive), plus (z) any accrued and unpaid distributions thereon to, but excluding, the Change of Control Conversion Date, except if such Change of Control Conversion Date is after a Distribution Record Date for a Preferred Unit Distribution Payment Date for which distributions have been declared and prior to the corresponding Preferred Unit Distribution Payment Date, in which case the amount pursuant to this clause (1)(z) shall equal $0.00 in respect of such distribution payment date to be made on such Preferred Unit Distribution Payment Date and such declared distribution shall instead be paid, on such distribution payment date, to the holder of record of the [        ]% Series C Participating Preferred Units to be converted as of 5:00 P.M. New York time, on such record date), by (2) the Class A Share Price, and (B) the Share Cap.

ii.               Notice of occurrence of the Change of Control shall be consistent with the notice procedures set forth in Section 11(b)(ii) of the Articles Supplementary.

iii.            Exercise of the Change of Control Conversion Right shall be consistent with the procedures set forth in Sections 11(b)(iv) and (v) of the Articles Supplementary.

iv.           No fractional Class A Units shall be issued upon conversion of the [        ]% Series C Participating Preferred Units.  In lieu of fractional units, holders of the [        ]% Series C Participating Preferred Units shall be entitled to receive the cash value of such fractional units based on the Class A Unit Price.

v.              The Partnership will deliver all Class A Units (including, without limitation, cash in lieu of fractional Class A Units) and any other property owing upon conversion no later than the 4th business day following the Change of Control Conversion Date.

(e)           Conversion upon an Absence of Suitable Indices Event.

i.                  If, following an Absence of Suitable Indices Event, AH4R exercises its option to convert the [        ]% Series C Participating Preferred Shares as provided in Section 11(c) of the Articles Supplementary, the Partnership shall convert all but not less than all of the [        ]% Series C Participating Preferred Units into Class A Units in accordance with this Section (9)(e).

ii.               The formula for determining the conversion ratio per [        ]% Series C Participating Preferred Unit shall be equal to (A) the Adjusted Value, plus any accrued and unpaid distributions to, but not including, the Conversion Date, divided by (B) the VWAP on the date the notice of conversion is issued.

iii.            The Partnership will reserve and keep available at all times, free of any preemptive rights arising by operation of law, under the Partnership Agreement, under any agreement or instrument to which the Partnership or any of its subsidiaries is a party or otherwise, out of its authorized but unissued units a sufficient number of Class A Units issuable upon conversion of the outstanding [        ]% Series C Participating Preferred Units until such time as all of the outstanding [        ]% Series C Participating Preferred Units shall have been converted, repurchased and retired or redeemed and retired. Upon conversion of each [        ]% Series C Participating Preferred Unit, the Partnership shall take all such actions as are necessary in order to ensure that the Class A Units issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof, other than those imposed by the holder of such [        ]% Series C Participating Preferred Unit. The Partnership shall not close its books against the transfer of [        ]% Series C Participating Preferred Units or of Class A Units issued or issuable upon conversion of

[        ]% Series C Participating Preferred Units in any manner which interferes with the timely conversion of [        ]% Series C Participating Preferred Units. The Partnership shall assist and cooperate with any holder of [        ]% Series C Participating Preferred Units required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of [        ]% Series C Participating Preferred Units hereunder (including, without limitation, making any filings required to be made by the Partnership). All Class A Units which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.

iv.           No fractional Class A Units shall be issued upon conversion of the [        ]% Series C Participating Preferred Units.  In lieu of fractional units, holders of the [        ]% Series C Participating Preferred Units shall be entitled to receive the cash value of such fractional units based on the Class A Unit Price.

10.          Allocation of Profit and Loss.  Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among holders of [        ]% Series C Participating Preferred Units in accordance with Article VI of the Partnership Agreement.

11.          Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

GENERAL PARTNER:

AMERICAN HOMES 4 RENT

By:
Name:
Title: